As filed with the Securities and Exchange Commission on March 6, 2008
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ABN AMRO HOLDING N.V.

           The Netherlands                         Not Applicable
   (Jurisdiction of Incorporation)      (I.R.S. Employer Identification No.)

                              Gustav Mahlerlaan 10
                                1082 PP Amsterdam
                                 The Netherlands
                                (31-20) 628-7835
         (Address of Principal Executive Offices, Including Zip Code and
                                Telephone Number)

                   ABN AMRO Global Key Employee Retention Plan
                            (Full Title of the Plan)

                                 Laura Schisgall
                                 General Counsel
                          ABN AMRO WCS Holding Company
                         55 East 52nd Street, 10th Floor
                               New York, NY 10055
                               Phone: 212-409-5341

                                 Fred Springer
                     Head of Regulatory Affairs/Compliance
                          ABN AMRO WCS Holding Company
                        55 East 52nd Street, 10th Floor
                               New York, NY 10055
                                 (212) 409-6844

 (Name, Address, including Zip Code, and Telephone Number, Including Area Code,
                             of Agents for Service)

                                 With a copy to:

                             Kenneth A. Raskin, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                               New York, NY 10036
                                 (212) 819-8508

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," accelerated filer" and
   "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

     Large accelerated filer    [X]             Accelerated filer            [ ]

     Non-accelerated filer      [ ]             Smaller reporting company    [ ]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed
                                                             Maximum         Proposed
                                               Amount        Offering         Maximum           Amount of
                                               to be          Price          Aggregate        Registration
Title of Securities to be Registered(1)      Registered    Per Share(2)   Offering Price(2)      Fee(2)
-----------------------------------------   ------------   ------------   -----------------   ------------
ABN AMRO Global Key Employee Retention      $ 79,000,000            100%  $      79,000,000   $   3,104.70
 Plan Units

----------
(1) Amount to be registered consists of additional Global Key Employee Retention Plan Units (the "Units"), in the amount of $79,000,000 to be allocated pursuant to the ABN AMRO Global Key Employee Retention Plan (the "Plan"). The Units are unsecured contractual obligations of the Registrant to pay in the future the balance of vested deferred compensation accounts the value of which is adjusted to reflect notional or deemed earnings and losses. A total of $55,000,000 in Units were registered in the First Registration Statement of which $11,000,000 remains available, bringing the total number of Units registered under the Plan to $90,000,000.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the registration fee.

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
Explanatory Note

     On February 20, 2007 ABN AMRO Holding N.V. ("ABN AMRO," the "Registrant," the "Company," "we," "our," or "us") filed a Registration Statement on Form S-8 (Reg. No. 333-140798) ( the "First Registration Statement") to register under the Securities Act of 1933, as amended (the "Securities Act"), Units in the amount of $55,000,000, of which $11,000,000 remain available, allocated by us under the ABN AMRO Plan, as amended and restated.

     The purpose of this Registration Statement on Form S-8 is to register additional Units in the amount of $79,000,000 for allocation under the Registrant's Plan. Pursuant to General Instruction E on Form S-8, the contents of the Registrant's First Registration Statement on Form S-8 are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Commission by us pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are also incorporated herein by reference:

     (1) ABN AMRO's Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Commission on April 2, 2007.

     (2) Amendment No. 1 to ABN AMRO's Annual Report of Form 20-F for the year ended December 31, 2006, filed with the Commission on August 3, 2007.

     (3) ABN AMRO's Reports on Form 6-K furnished to the Commission on February 29, 2008, February 5, 2008; December 21, 2007; December 12, 2007;
          November 01, 2007; November 01, 2007; October 31, 2007; October 17, 2007; October 11, 2007; October 10, 2007; October 10, 2007; October 9,
          2007; October 5, 2007; October 1, 2007; September 17, 2007 (ABN AMRO announces updated outlook); September 17, 2007 (ABN AMRO publishes shareholders' circular); September 17, 2007 (LaSalle: Bank of America receives Federal Reserve approval for purchase); August 31, 2007; August 7, 2007 (Fulfilment, Waiver and Roll-Over of Pre-Conditions to the Offer); July 31, 2007; July 30, 2007 (ABN AMRO reports first half 2007 results); July 18, 2007; July 9, 2007; July 2, 2007; June 29,
          2007 (Advocate General publishes advisory opinion); June 15, 2007; June 13, 2007; June 11, 2007; May 25, 2007; April 27, 2007
          (Consolidated Ratio of Earnings to Fixed Charges); April 25, 2007 (Unaudited Pro Forma Condensed Financial Statements); April 25, 2007 (ABN AMRO provides further details on the sale of LaSalle); April 23, 2007 (ABN AMRO and Barclays announce agreement on terms of merger); April 23, 2007 (ABN AMRO announces USD 21 billion sale of LaSalle to Bank of America); March 19, 2007; March 5, 2007; February 16, 2007; February 14, 2007; January 26, 2007; January 25, 2007; January 24, 2007; and January 9, 2007.

     (4)  All other reports filed (but not furnished) by the Company pursuant to
          Section 13(a) or 15(d) of the Exchange Act since December 31, 2006.

     All documents subsequently filed by ABN AMRO, and all documents subsequently filed under the Plan, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, and other documents required to be delivered to participants pursuant to Rule 428(b) of the Securities Act are available without charge to participants by contacting us in writing at ABN AMRO Holding N.V., Investor Relations (HQ 9141), P.O. Box 283, 1000 EA Amsterdam, The Netherlands, via e-mail to investorrelations@nl.abnamro.com, or by phone to +31 20 628 7835. You may also obtain these documents from our website at http://www.investor.abnamro.com/financials/sec.cfm or at the Commission's website www.sec.gov by clicking on the "Search for Company Filings" link, then clicking on the "Companies and Other Filers" link, and entering our name in the "name" field or "ABN" in the ticker symbol field. The information appearing on our website is not part of this Registration Statement.

Item 8. Exhibits.

     4.1 Rules of the ABN AMRO Global Key Employee Retention Plan, as amended.*

     5.1    Opinion of NautaDutilh N.V.*

     5.2    Opinion of White & Case LLP.*

    23.1 Consent of Ernst & Young Accountants, Independent Registered Public Accounting Firm.*

    23.2 Consent of NautaDutilh N.V. (included in their opinion filed as Exhibit 5.1).*

    23.3    Consent of White & Case LLP (included in their opinion filed as
            Exhibit 5.2).*

* Filed herewith.

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 6th day of March, 2008 in the city of London, England in the case of Simon Rogers and in the city of Amsterdam, The Netherlands in the case of David Clifford.


                                         ABN AMRO Holding N.V.
                                         (Registrant)


                                         By: /s/ Simon Rogers
                                             -----------------------------------
                                             Name: Simon Rogers
                                             Title: Global Head of International
                                             Assignments


                                         By: /s/ David Clifford
                                             -----------------------------------
                                             Name: David Clifford
                                             Title: Head of CoE Rewards

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                        Titles                      Date


   /s/ M. Fisher             Chairman of the Managing Board   March 6, 2008
--------------------------   (Principal Executive Officer)
       M. Fisher


  /s/ J. Hourican            Member of the Managing Board     March 6, 2008
--------------------------   (Principal Financial Officer)
      J. Hourican


   /s/ P. Hofste             (Principal Accounting Officer)   March 6, 2008
--------------------------
       P. Hofste


                             Member of the Managing Board     March ___, 2008
--------------------------
        B. Kopp


  /s/ K. de Boeck            Member of the Managing Board     March 6, 2008
--------------------------
      K. de Boeck


 /s/ W. G. Jiskoot           Member of the Managing Board     March 6, 2008
--------------------------
     W. G. Jiskoot


                             Member of the Managing Board     March ___, 2008
--------------------------
       M. de Jong


  /s/ R. Teerlink            Member of the Managing Board     March 6, 2008
--------------------------
      R. Teerlink

                             Member of the Managing Board     March ___, 2008
--------------------------
        B. Crowe


     /s/ P. Dor              Member of the Managing Board     March 6, 2008
--------------------------
         P. Dor


                             Member of the Managing Board     March ___, 2008
--------------------------
   J. P. Schmittmann


                             Member of the Managing Board     March ___, 2008
--------------------------
      J. Maldonado


  /s/ M. E. Trueba           Member of the Managing Board     March 6, 2008
--------------------------
      M. E. Trueba

AUTHORIZED REPRESENTATIVE


By:   /s/ L. Schisgall
      ----------------------------------------
      Laura Schisgall
      as the duly authorized representative of
      ABN AMRO Holding N.V. in the United
      States
Date: March 6, 2008

                                   SIGNATURES

THE PLAN.

     Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authored, in the city of London, England, on this 6th day of March, 2008.

                                     ABN AMRO Global Key Employee Retention Plan
                                     (Registrant)


                                     By: /s/ Simon Rogers
                                         ---------------------------------------
                                         Simon Rogers, Authorized signatory

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